UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 21, 2007

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02 Results of Operations and Financial Condition.

On February 27, 2007, Blockbuster Inc. issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2006 and containing the other information set forth therein. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Form 8-K dated February 16, 2006, Blockbuster previously reported that its executive officers were eligible to participate in the Blockbuster Inc. Senior Executive Annual Performance Bonus Plan for fiscal 2006. On February 21, 2007, as a result of Blockbuster’s 2006 performance, the following executive officers received 2006 bonus awards that exceeded their target bonus award amounts: Mr. Frank G. Paci, Executive Vice President, Strategic Planning and Business Development, received a 2006 bonus payment of $434,000; Mr. Nicholas P. Shepherd, Executive Vice President and President, Worldwide Stores, received a 2006 bonus payment of $750,000; Mr. Christopher J. Wyatt, former Executive Vice President and President, International, received a 2006 bonus payment of $519,721 (based on an annual average conversion for 2006); and Mr. Larry J. Zine, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, received a 2006 bonus payment of $768,000.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Blockbuster Inc. press release, dated February 27, 2007, announcing financial results for the fourth quarter and full year ended December 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: February 27, 2007	By:	/s/ Bryan J. Pechersky
Bryan J. Pechersky Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Blockbuster Inc. press release, dated February 27, 2007, announcing financial results for the fourth quarter and full year ended December 31, 2006